Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
William S. McCalmont 972/753-2314	Eric Norrington 972/550-5032
Executive Vice President & CFO	Vice President, Communications
wmccalmont@acecashexpress.com	enorrington@acecashexpress.com

ACE CASH EXPRESS APPOINTS
JAY B. SHIPOWITZ AS CHIEF EXECUTIVE OFFICER

     DALLAS (June 30, 2004)—ACE Cash Express, Inc. (NASDAQ:AACE), today announced that Jay B. Shipowitz assumed the position of Chief Executive Officer, completing its previously announced succession plan. Mr. Shipowitz is succeeding Donald H. Neustadt, who will continue to serve on ACE’s Board of Directors. Mr. Shipowitz will also continue to serve as a director and as President and Chief Operating Officer of ACE.

     Mr. Shipowitz commented, “ACE has a proven operating model, scalable information systems, and a strong balance sheet that provide us considerable opportunity to expand the ACE Cash Express network as we seek to create long-term value for our shareholders. I look forward to working with the entire ACE team as we continue to build upon our position as a leader in the retail financial services industry.”

     Mr. Shipowitz has served as the President and Chief Operating Officer and as a Director of the Company since January 2000 and as the Company’s Senior Vice President and Chief Financial Officer from May 1997 to January 2000. Mr. Shipowitz is a Director and member of the Executive Committee of Financial Service Centers of America, the industry trade association.

Forward-looking Statements

     This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.

     Although the Company believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under the Company’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors, could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in the Company’s reports filed with the Securities and Exchange Commission, such as:

•	the Company’s relationships with Republic Bank & Trust Company, with Travelers Express and its affiliates, with its bank lenders, and with H&R Block;

•	the Company’s relationships with providers of services or products offered by the Company or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any litigation regarding the Company’s short-term consumer lending activities;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement the Company’s growth strategy;

•	increases in interest rates, which would increase the Company’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by the Company;

•	the terms and performance of third-party services offered at the Company’s stores; and

•	customer demand and response to services offered at the Company’s stores.

     The Company expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in the Company’s views or expectations, or otherwise. The Company makes no prediction or statement about the performance of its Common Stock.

About the Company

     ACE Cash Express, Inc. is a leading retailer of financial services, including check cashing, short-term consumer loan and bill payment services, and the largest owner, operator and franchisor of check cashing stores in the United States. As of March 31, 2004, the Company had a network of 1,203 stores in 36 states and the District of Columbia, consisting of 988 company-owned stores and 215 franchised stores. The Company focuses on serving unbanked and underbanked consumers, many of whom seek alternatives to traditional banking relationships in order to gain convenient and immediate access to check cashing services and short-term consumer loans. The Company’s website is found at www.acecashexpress.com.

# # #